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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 19, 1999 included in this Form 10-K, into PennzEnergy Company's previously filed Registration Statements on Form S-8 Nos. 2-76935, 2-95869, 33-40192, 33-51473, 33-63384, 333-26019, 333-26021, 333-31257,
333-59011 and 333-69845 and on Form S-3 Nos. 33-50029 and 33-50953.

Houston, Texas
March 19, 1999